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                                                                     Exhibit 4.2

                      PATRIOT AMERICAN HOSPITALITY, INC.

                    NON-EMPLOYEE DIRECTORS' INCENTIVE PLAN
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                                1. DEFINITIONS
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     1.01   Date means the date of the first Board meeting after each annual
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meeting of the Company's shareholders beginning with the annual meeting of shareholders in 1996.

     1.02   Board means the Board of Trustees of the Company.
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     1.03   Committee means the committee appointed by the Board to administer
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the Plan.

     1.04   Common Stock means the common stock of the Company.
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     1.05   Company means Patriot American Hospitality, Inc.
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     1.06   Fair Market Value means, on any given date, the current fair market
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value of a share of Common Stock as determined pursuant to subsection (a) or (b)
below.

            (a) The Fair Market Value on the First Award Date for Founding Directors shall be the initial public offering price of the Common Stock.

            (b) Except as provided in subsection (a), Fair Market Value shall be determined as follows: if the Common Stock is not listed on an established stock exchange, Fair Market Value shall be the average of the final bid and asked quotations on the over-the-counter market in which the Common Stock is traded or, if applicable, the reported "closing" price of a share of Common Stock in the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc. If the Common Stock is listed on an established stock exchange or exchanges, Fair Market Value shall be deemed to be the highest closing price of a share of Common Stock reported on that stock exchange or exchanges. In any case, if no sale of Common Stock is made on any stock exchange or over-the-counter market on that date, then Fair Market Value shall be determined as of the next preceding day on which there was a sale.

     1.07   First Award Date means (i) with respect to Founding Directors, the
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date that the registration statement relating to the Company's initial public offering of Common Stock is declared effective by the Securities and Exchange Commission, and (ii) with respect to Non-Founding Directors, the date of the meeting of the Company's shareholders at which the Non-Founding Director is first elected to the Board or the date of the Board meeting at which a Non-Founding Director is first elected to the Board to fill a vacancy on the Board.
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     1.08   Founding Director means a Participant who is a member of the Board
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on the date that the registration statement relating to the Company's initial public offering of Common Stock is declared effective by the Securities and Exchange Commission.

     1.09   Non-Founding Director means a Participant who is not a Founding
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Director.

     1.10   Option means a stock option that entitles the holder to purchase
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shares of Common Stock from the Company on the terms set forth in Article IV of this Plan.

     1.11   Participant means a member of the Board who, on the First Award Date
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or applicable Award Date, is not an employee or officer of the Company or any
"subsidiary" or "parent" corporation of the Company within the meaning of
Section 424 of the Internal Revenue Code and who is not a member of the Committee.

     1.12   Plan means the Patriot American Hospitality, Inc. Non-Employee
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Director's Incentive Plan.

                                  2. PURPOSES
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     The Plan is intended to (i) assist the Company in recruiting and retaining non-employee directors and (ii) promote a greater identity of interest between Participants and shareholders by enabling Participants to participate in the Company's future success.

                               3. ADMINISTRATION
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     The Plan shall be administered by the Committee. The Committee shall have authority to grant Options and award shares of Common Stock upon such terms (not inconsistent with the provisions of the Plan) as the Committee may consider appropriate. In addition, the Committee shall have complete authority to interpret all provisions of the Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of the Plan shall be final and conclusive. No member of the Committee shall be liable for any

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act done in good faith with respect to the Plan. All expenses of administering the Plan shall be borne by the Company.

                                  4. OPTIONS
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     4.01   Grant of Options. Each Participant shall be granted an Option for
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7,500 shares of Common Stock on the applicable First Award Date. Each
Participant shall be granted an Option for 2,500 shares on each Award Date. Notwithstanding the preceding sentences, no Participant may be granted Options under this Plan for more than 17,500 shares of Common Stock. All Options shall be evidenced by Agreements that shall be subject to the applicable provisions of this Plan and to such other provisions as the Committee may adopt.

     4.02   Exercise of Options. Subject to the provisions of Article VI, all
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Options granted under the Plan shall be immediately exercisable as of the date of grant for all or part of the shares of Common Stock subject to the Option. Options granted under the plan may be exercised after the Participant's death by the Participant's estate or the person or persons or entity or entities that succeed to Participant's rights under the Option by will or the laws of descent and distribution.

     4.03   Option Price. The price per share of Common Stock purchased on the
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exercise of an Option shall be the Fair Market Value on the date that the Option is granted.

     4.04   Maximum Option Period. The maximum period during which an Option may
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be exercised shall be ten years from the date of grant.

     4.05   Payment of Option Price. Payment of the Option price shall be made
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in cash, cash equivalent acceptable to the Committee, by the surrender of shares of Common Stock, or a combination thereof. If shares of Common Stock are surrendered in payment of the Option price, the shares surrendered must have an aggregate Fair Market Value (determined as of the day preceding the exercise date) that, together with any cash or cash equivalent paid, is not less than the Option price for the number of shares of Common Stock for which this Option is being exercised.

     4.06   Nontransferability. Each Option granted under this Plan shall be
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nontransferable except by will or by the laws of descent and distribution.
During the lifetime of the Participant to whom an Option is

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granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

     4.07   Shareholder Rights. No Participant shall have any rights as a
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shareholder with respect to shares of Common Stock subject to his or her Option until the date of exercise of such Option.

     4.08   Shares Subject to Options. Upon the exercise of any Option, the
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Company may deliver to the Participant (or the Participant's broker if the
Participant so directs), shares of Common Stock from its previously authorized but unissued Common Stock.

                                5. SHARE AWARDS
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     5.01   Eligibility. Each Participant will be awarded shuts of Common Stock
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on each Award Date. The number of shares of Common Stock issued to each
Participant in accordance with the preceding sentence will be the number of whole shares that has an aggregate Fair market Value on the Award Date that as nearly as possible equals $6,250. Shares of Common Stock will be awarded to each Founding Director (on the date that the registration statement relating to the Company's initial public offering of Common Stock is declared effective by the Securities and Exchange Commission) and to each member of the Board (i) who is not an employee of the Company or any "subsidiary" or "parent" corporation of the Company within the meaning of Section 424 of the Internal Revenue Code, (ii) who is not a member of the Committee and (iii) who is first elected to the Board to fill a vacancy on the Board other than at the regularly scheduled annual meeting of the Company's shareholders (on the date that he becomes a member of the Board). The number of shares issued in accordance with the preceding sentence will be the number of whole shares that have an aggregate Fair Market Value on the date of award that as nearly as possible equals the product of $6,250 and a fraction, the numerator of which is the number of full months preceding the next Award Date and the denominator of which is twelve.

     5.02   Vesting. Shares of Common Stock issued under Section 5.1 shall be
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immediately and fully vested.

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     5.03   Shareholder Rights. A member of the Board who is issued shares of
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Common Stock under Section 5.1. will have the right to vote all such shares and to receive all dividends thereon and shall have all the rights of a shareholder of the Company with respect to such shares.

     5.04   Shares Subject to Awards. Upon the award of shares of Common Stock
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in accordance with this Article V, the Company may issue shares from its previously authorized but unissued shares.

                  6. ADJUSTMENT UPON CHANGE IN COMMON STOCK
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     The provisions of this Plan and the terms of outstanding Options shall be revised as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidation of shares or (ii) engages in a transaction described in Section 424(a) of the Internal Revenue Code or (b) there occurs any other event which, in the judgment of the Committee, necessitates such action. Any determination made under this Article VI by the Committee shall be final and conclusive.

     The issuance by the Company of shares of any class, or securities convertible into shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the provisions of this Plan or the terms of outstanding Options.

                          7. COMPLIANCE WITH LAW AND
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                         APPROVAL OF REGULATORY BODIES
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     No Common Stock shall be issued and no certificates for shares of Common
Stock shall be delivered under the Plan except in compliance with all applicable federal and state laws and regulations, any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's Common Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence Common Stock issued upon the exercise of an Option granted under the Plan may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Common Stock shall be issued and no certificate for shares of Common Stock shall be delivered upon the exercise of an Option granted under the Plan

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until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

                             8. GENERAL PROVISIONS
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     8.01   Unfunded Plan. The Plan, insofar as it provides for awards, shall be
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unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by awards under the Plan. Any liability of the Company to any person with respect to any award to be made under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

     8.02   Rules of Construction. Headings are given to the articles and
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sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                 9. AMENDMENT
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     The Board may amend from time to time or terminate the Plan at any time;
provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment materially (i) increases the aggregate number of shares of Common Stock that may be issued under this Plan (other than an adjustment authorized under Article VI), (ii) increases the benefits to be awarded under the Plan or (iii) changes the class of individuals eligible to become Participants. The preceding sentence to the contrary notwithstanding, the Plan may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. An amendment or termination of the Plan shall not affect a Participant's rights under awards made prior to such action.

                             10. DURATION OF PLAN
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     No Options may be granted under the Plan after December 31, 2005. Options granted before that date shall remain valid in accordance with their terms. No shares of Common Stock may be awarded pursuant to Article V after the Award Date that occurs in 2005.

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                          11. EFFECTIVE DATE OF PLAN
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     Options may be granted under the Plan on the First Award Date, provided that, the Plan has been approved (at a duly held shareholders' meeting at which a quorum is present) by a majority of the votes cast by the Company's shareholders, voting either in person or by proxy, or by unanimous consent of the Company's shareholders.

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